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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 31, 2002


                            Vie Financial Group, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                            1-11747                                22-6650372
(State or other jurisdiction of        (Commission File Number)           (IRS Employer Identification No.)
         incorporation)
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          1835 Market Street, Suite 420, Philadelphia, PA              19103
              (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (215) 789-3300



                        The Ashton Technology Group, Inc.
                               1835 Market Street
                                    Suite 420
                             Philadelphia, PA 19103
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5: Other Events and Regulation FD Disclosure

       Effective October 31, 2002, Donald E. Nickelson resigned as non-executive
Chairman of the Board of Directors and as a director of Vie Financial Group, Inc. Mr. Nickelson took this action so that the Company would not be subject to business association restrictions that might be placed upon the Company as a result of his also serving as lead trustee of the Mainstay Mutual Funds Group.
Effective upon Mr. Nickelson's resignation, Ronald D. Fisher has been designated by the board of directors to serve as its interim chairman.

       At the annual meeting of stockholders held on September 13, 2002, our stockholders approved proposals to (i) elect nine directors to serve until the next annual meeting and until their successors have been duly elected and qualified; (ii) approve the 2002 Option Plan; and (iii) amend our certificate of incorporation to authorize a reverse stock split by October 31, 2002. The board will not effect the reverse stock split at this time as a result of current market conditions and the expected negative impact on our stock price. The board may reconsider whether to implement a reverse stock split in the future, and would again seek stockholder approval to do so at that time.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 8, 2002

                                                Vie Financial Group, Inc.

                                                By: /s/ William W. Uchimoto
                                                    ---------------------------
                                                    Name:  William W. Uchimoto
                                                    Title: Executive Vice
                                                           President and General
                                                           Counsel

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